Exhibit 10.6

AMENDMENT ONE

TO THE

SITE CENTERS CORP. ELECTIVE DEFERRED COMPENSATION PLAN

(Effective September 1, 2024)

WHEREAS, SITE Centers Corp. (the “Company”) sponsors the SITE Centers Corp. Elective Deferred Compensation Plan (the “Plan”), which was adopted and originally effective October 15, 1994 and previously amended and restated May 9, 2019; and

WHEREAS, SITE Centers Corp. as the Plan Sponsor defined under Section 1.03 of the Adoption Agreement reserves the right pursuant to Article 10 of the Plan to amend or modify the Plan; and

WHEREAS, the Company desires to amend the Plan to make the changes outlined below.

NOW, THEREFORE, pursuant to such actions of the Company the Plan is hereby amended as follows effective as of September 1, 2024:

Section 1.01 of the Adoption Agreement is hereby amended in its entirety and replaced to read as follows:

1.01 Preamble

By the execution of this Adoption Agreement the Plan Sponsor hereby [complete (a) or (b)]

(a)
☐ adopts a new plan as of [month, day, year]
(b)
☒ amends and restates its existing Plan, effective as of September 1, 2024 which is the Amendment Effective Date. Effective as of the Amendment Effective Date, the liabilities under the Plan relating to the benefits accrued for the individuals who are employed by Curbline TRS LLC as of the Amendment Effective Date (the “Transferred Participants”) are spun off, transferred to the Curbline Elective Deferred Compensation Plan (the “Curbline Plan”) and are the sole liability and responsibility of the Curbline Plan. Effective as of the Amendment Effective Date, the Transferred Participants will cease to be participants in this Plan and shall become participants of the Curbline Plan. Except as otherwise provided in Appendix A, all amounts owed under this Plan that were deferred under the Plan prior to the Amendment Effective Date shall be governed by the terms of the Plan as in effect on the day before the Amendment Effective Date.

Original Effective Date of the SITE Centers Corp. Elective Deferred Compensation Plan: October 15, 1994 and previously amended and restated May 9, 2019.

Pre-409A Grandfathering: ☒ Yes ☐ No

By executing this Adoption Agreement, the Plan Sponsor (as defined below) has adopted the Plan (as defined below) consisting of the Basic Plan Document along with this Adoption Agreement (and any exhibits or schedules attached hereto). The Plan Sponsor, by completing this Adoption Agreement has made the specific choices regarding plan design as set forth in the Adoption Agreement together with the detailed additional provisions set out in the Basic Plan Document. All capitalized terms used in this Adoption Agreement have the same meaning given in the Basic Plan Document.

IN WITNESS WHEREOF, SITE Centers Corp. has caused this Amendment One to the SITE Centers Corp. Elective Deferred Compensation Plan to be executed on the Signature Date below.

SITE CENTERS CORP.

By: /s/ Lori Parsons______________________

Its: Vice President of Human Resources______

Date: 9/12/2024___________________________